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Exhibit 6(b).  Amended Bylaws of United of Omaha Life Insurance Company.
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                                Amended Bylaws
                                      of
                    United of Omaha Life Insurance Company
          As approved by the Board of Directors on November 28, 2000


                                   ARTICLE I
                    STOCKHOLDERS AND STOCKHOLDERS' MEETINGS
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Section 1.  Annual Meeting of Stockholders.  The stockholders shall meet
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annually during the month of March on a date and at a time and place to be determined by the Board of Directors.

Section 2.  Special Meetings of Stockholders.  Special meetings of the
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stockholders shall be called by the Chairman of the Board of Directors on a date and at a time and place designated by the Chairman upon the request of two-thirds of the total number of directors, or the written request of the holders of two-thirds of the shares of all of the capital stock of the Corporation.

Section 3.  Quorum; Majority Vote; Proxies.  The holders of one-half of the
            ------------------------------
shares of all of the capital stock of the Corporation present in person or by proxy shall constitute a quorum for any meeting of the stockholders, but a lesser number of stockholders may adjourn the meeting to another time; and at any adjourned meeting of the stockholders at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled. A majority vote of the persons present and voting in person or by proxy at any meeting of the stockholders shall govern all proceedings not herein or by law requiring a different vote. All proxies shall be in writing and filed with the Chairman or Secretary at least five days prior to the date of the meeting.

Section 4.  Each Share of Capital Stock to Have One Vote.  At any meeting of the
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stockholders, every stockholder shall be entitled to vote in person, or by proxy appointed by instrument in writing subscribed by such stockholder or his or her duly authorized attorney, and filed with the Chairman or Secretary as provided in Section 3 of this Article, and every stockholder shall have one vote for each share of stock standing registered in is his or her name at the time of the closing of the transfer books for said meeting.


                                  ARTICLE II
                              BOARD OF DIRECTORS
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Section 1.  Composition of the Board; Terms of Directors; Eligibility and
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Directors Emeriti.  The Board of Directors shall consist of not less than five
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nor more than fifteen directors.  Not less than one of the directors shall be a resident of Nebraska. The Board of Directors shall be elected at the annual meeting of the stockholders by a majority vote of the stock represented in person or by proxy at the meeting for a term of one year each. The directors shall hold office until their successors are elected and qualified. Except for directors who, in the opinion of the Board of Directors, are rendering continuing special services, no one over the age of seventy (70) years of age shall be eligible for election as a director of the Corporation. At the expiration of the term of any director who is, for any reason, not elected to a new term, such director may be accorded the honorary title of Director Emeritus by the Board of Directors. Directors Emeriti shall be elected for one year terms and shall perform such duties and functions as are assigned to them by the Board of Directors, and shall receive such compensation for their services as the Board of Directors may provide.

Section 2.  Nominations for Directors.  Nominations for election to the Board of
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Directors shall be made in writing, in duplicate, one of which shall be filed with the Chairman of the Board of Directors and one of which shall be filed with the Secretary, at least thirty days prior to the meeting of the stockholders at which such election shall take place. The unanimous vote of the stockholders present in person or by proxy shall be necessary to elect a director whose nomination was not so filed.

Section 3.  Powers of the Board of Directors.  The Board of Directors shall have
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the general management and control of the business of the Corporation; shall have power to take such action as shall be necessary or desirable for the proper transaction of the business and affairs of the Corporation; may appoint such committees and specify their powers and duties and responsibilities as may, in the judgement of the Board of Directors, be necessary or advisable; shall have power to prescribe additional duties for any officer; shall approve the investment of all funds of the Corporation; shall have power to issue certificates of stock in the Corporation in the form and under the conditions prescribed by these

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Bylaws; shall have power to declare and authorize payment of dividends to stockholders from surplus remaining after payment of all losses and expenses, and after debiting of reserves, both voluntary and those required by law; and generally, and in addition to the powers herein above specified (which are included by way of illustration and not limitation), the Board of Directors shall have power to do and perform every act and thing whatsoever suitable, lawful and proper for the accomplishment of the purposes, attainment of any of the objects, or the furtherance of the business and successful operation of the Corporation.

Section 4.  Committees.  From time to time, the Board of Directors may create
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such committees as they may see fit and may designate the duties and powers of such committees; provided, however, that no such committee shall be given authority to amend the Articles of Incorporation or to amend the Bylaws of the Corporation. Each such committee shall submit to the Board of Directors each year at their annual meeting, or at such other meeting(s) as the Board of Directors may designate, a report of the actions or recommendations of such committee for consideration, approval and/or ratification by the Board of Directors.

Section 5.  Resignation and Vacancies.  Any director may resign from the Board
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of Directors at any time, such resignation to be made in writing and to take effect immediately without acceptance. The Board of Directors may, at any regular or special meeting of the Board, fill any vacancy on the Board and the director thus chosen shall hold office for the unexpired term of such director's predecessor.

Section 6.  Officers as Directors.  The number of directors of the Corporation
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who are also officers or employees of the Corporation shall at all times be less than the number of directors required for a quorum of the Board of Directors.


                                  ARTICLE III
                      MEETINGS OF THE BOARD OF DIRECTORS
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Section 1.  Annual Meeting of the Board.  The annual meeting of the Board of
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Directors shall be held immediately following the adjournment of the annual meeting of the stockholders or as soon thereafter as practicable.

Section 2.  Regular and Special Meetings. In addition to the annual meeting,
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regular meetings of the Board of Directors shall be held during the second, third, and fourth quarters respectively of each calendar year, at a time and place to be determined by the Board of Directors. Special meetings may be held at such times and places as the Chairman of the Board may designate. Notice of meetings of the Board of Directors shall be given by the Chairman, the Secretary, or the Assistant Secretary at least forty-eight hours prior to the time of meeting. No notice need be given to any director who executes and files a written waiver of notice of such meeting, either before or after the holding thereof, or who signifies waiver by attending the meeting.

Section 3.  Quorum.  A majority of the total number of directors currently
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holding office shall constitute a quorum at all meetings.  If, at any meeting of the Board, a quorum is not present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The Board of Directors shall take no action in the absence of a quorum.

Section 4.  Action Without a Meeting.  Any action that may be taken by the Board
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of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action to be so taken, shall be signed by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote. The consent may be executed by the directors in counterparts.

Section 5.  Telephonic Meetings.  Members of the Board of Directors or any
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committee appointed by the Board of Directors may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.


                                  ARTICLE IV
                                   OFFICERS
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Section 1.  Officers and Qualification.  The officers of the Corporation shall
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consist of a Chairman of the Board of Directors, President, one or more Vice
Presidents, Secretary, Treasurer, and such additional officers with such functions

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and titles as may be authorized by resolution of the Board of Directors. The
Board of Directors, in its discretion, may appoint a Vice Chairman of the Board, with such responsibilities as may be specified by resolution of the Board. The Board of Directors shall designate either the Chairman, Vice Chairman or President as the Corporation's Chief Executive Officer. A director, while serving as such, shall be eligible to be elected and serve as an officer of the Corporation.

Section 2.  Appointment, Term of Office; Election; Removal.  The officers of the
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Corporation may be appointed from time to time by resolution of the Board of
Directors, or by the Chairman, Vice Chairman or President pursuant to authority granted by resolution of the Board of Directors from time to time. Terms of office shall be fixed at the time of appointment, which shall not extend beyond the date set for the next annual meeting of the Corporation. All officers shall be subject to removal at any time with or without cause by the Board of Directors, Chairman, Vice Chairman or President.

Section 3.  Bonds Required of the Treasurer, Officers, and Employees.  The
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Treasurer and such other officers and employees as may be designated by the
Board of Directors shall obtain, at the expense of the Corporation, corporate surety bonds in such amount and form as may be approved by the Board of Directors.

Section 4.  Execution of Releases, Leases, Contracts and Other Documents.  An
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officer of the Corporation is authorized to execute releases, assignments or other instruments relating to mortgages, trust deeds, judgment liens or other liens, and to execute leases and other contracts relating to real estate. An officer of the Corporation is authorized to execute and to enter into any contract or execute and deliver any instrument on behalf of the Corporation and such authority may be general or confined to specific instances as authorized by the Board of Directors. Additional representatives of the Corporation may have the authority to execute and enter into specific types of contracts or other instruments on behalf of the Corporation as authorized by the Board of Directors.


                                   ARTICLE V
                            CAPITAL STOCK AND SEAL
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Section 1.  Form of Stock Certificate; Lost Certificates.  The certificates of
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shares of the capital stock of the Corporation shall be in such form, not inconsistent with the Articles of Incorporation, as shall be prepared or approved by the Board of Directors. The Certificates shall be signed by the President, or a Vice President; and also by the Secretary or an Assistant Secretary; or also by the Treasurer or an Assistant Treasurer; and sealed with the Corporate Seal. Facsimile signatures may be used in signing the certificates and a facsimile of the Corporate Seal may be used. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue shall be entered on the Corporation's books. All certificates surrendered to the Corporation shall be canceled and no new certificates shall be issued until the former certificates for the same number of shares shall have been surrendered and canceled. Bond must be furnished the Corporation in case of lost or destroyed certificates.

Section 2.  Transfer of Shares of Capital Stock.  Shares of the capital stock of
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the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person, or by his or her duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

Section 3.  Stock Books, When Closed.  The stock books shall be closed for the
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meeting of the stockholders during such periods as from time to time may be fixed by the Board of Directors in accordance with the requirements of law, and during such periods no stock shall be transferable.

Section 4.  Corporate Seal.  The Board of Directors shall provide a suitable
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seal containing the name of the Corporation surrounding the words "Corporate
Seal", and the same may be altered at any regular or special meeting of the Board of Directors by a majority vote of the Directors present.

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                                  ARTICLE VI
                    COMPENSATION OF DIRECTORS AND OFFICERS
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The Board of Directors shall determine the compensation to be paid directors,
Chairman, Vice Chairman and President. The Board of Directors, or the Chairman, Vice Chairman or President pursuant to authority granted by resolution of the Board of Directors from time to time, shall determine the compensation to be paid to all other officers of the Corporation.

                                  ARTICLE VII
                              PARLIAMENTARY RULES
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Roberts' Rules of Order shall govern all parliamentary matters not otherwise provided for by these Bylaws.

                                 ARTICLE VIII
                              AMENDMENT OF BYLAWS
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These Bylaws may be adopted, amended, or revised by a majority vote of all directors of the Corporation present at any meeting of the Board of Directors.

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